Exhibit 99.2

Eyenovia Announces Pricing of $5.14 Million Public Offering

August 21, 2024

NEW YORK, August 21, 2024 (GLOBE NEWSWIRE) – Eyenovia, Inc. (“Eyenovia” or the “Company”) (NASDAQ: EYEN), a commercial-stage ophthalmic company, announced today that it has agreed to sell 12,850,000 shares of common stock at a price per share of $0.40 (the "Offering").

The closing of the Offering is expected to occur on or about August 22, 2024, subject to the satisfaction of customary closing conditions. All of the securities in the Offering are being sold by Eyenovia. Dawson James Securities, Inc. is acting as the placement agent for the Offering.

The gross proceeds to Eyenovia from this Offering are expected to be approximately $5.14 million, before deducting the placement agent’s fees and other offering expenses payable by Eyenovia. Eyenovia intends to use the net proceeds from this Offering to fund commercialization activities for Mydcombi and clobetasol propionate, complete the CHAPERONE pediatric myopia clinical study, and for working capital and general corporate purposes, which may include the repayment of a portion of existing indebtedness.

The securities described above are being offered by Eyenovia pursuant to its previously filed shelf registration statement on Form S-3, which was declared effective by the Securities and Exchange Commission (the “SEC”) on December 23, 2021. The Offering may be made only by means of a prospectus supplement and accompanying prospectus. A prospectus supplement relating to the Offering will be filed with the SEC and, once filed, will be available on the SEC’s website at www.sec.gov. When available, copies of the prospectus supplement and the accompanying base prospectus relating to the Offering may also be obtained by contacting Dawson James Securities, Inc.,101 North Federal Highway, Suite 600, Boca Raton, FL 33432 or by telephone at (561) 391-5555, or by email at investmentbanking@dawsonjames.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Eyenovia, Inc.

Eyenovia, Inc. is an ophthalmic technology company commercializing Mydcombi™ (tropicamide and phenylephrine hydrochloride ophthalmic spray) 1%/2.5% for mydriasis, Clobetasol Propionate Ophthalmic Suspension, 0.05% for postsurgical inflammation and pain, and developing the Optejet® device for use both in connection with its own drug-device therapeutic product for pediatric progressive myopia as well as out-licensing for additional indications. For more information, please visit Eyenovia.com.

Forward Looking Statements

Except for historical information, all the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions, including those relating to the Offering, the closing of the Offering, the amount and anticipated use of proceeds from the Offering, estimated market opportunities for our product candidates and platform technology, the timing for sales growth of our approved products, and the outcome of the process to explore strategic alternatives to maximize shareholder value. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the U.S. Securities and Exchange Commission.

In addition, such statements could be affected by risks and uncertainties related to, among other things: risks of our clinical trials, including, but not limited to, the costs, design, initiation and enrollment, timing, progress and results of such trials; the timing of, and our ability to submit applications for, obtaining and maintaining regulatory approvals for our products and product candidates; the potential advantages of our products, product candidates and platform technology; the rate and degree of market acceptance and clinical utility of our products and product candidates; our estimates regarding the potential market opportunity for our products and product candidates; reliance on third parties to develop and commercialize our products and product candidates; the ability of us and our partners to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for our products and product candidates; intellectual property risks; changes in legal, regulatory, legislative and geopolitical environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products and product candidates; and our competitive position.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Eyenovia does not undertake any obligation to update any forward-looking statements.

Eyenovia Contact:

Eyenovia, Inc.

John Gandolfo

Chief Financial Officer

jgandolfo@eyenovia.com

Eyenovia Investor Contact:

Eric Ribner

LifeSci Advisors, LLC

eric@lifesciadvisors.com

(646) 751-4363

Eyenovia Media Contact:

Eyenovia, Inc.

Norbert Lowe

Vice President, Commercial Operations

nlowe@eyenovia.com